EXHIBIT 3.2
                                     BYLAWS

                                       OF

                             MANSUR INDUSTRIES INC.

                                     BYLAWS

                                       OF

                             MANSUR INDUSTRIES INC.

ARTICLE I. OFFICES                                                           1

ARTICLE II. SHAREHOLDERS                                                     1
Section 1.  Annual Meetings                                                  1
Section 2.  Special Meetings                                                 1
Section 3.  Notice of Meeting                                                1
Section 4.  Notice of Adjourned Meeting                                      2
Section 5.  Waiver of Notice                                                 2
Section 6.  Voting Record                                                    2
Section 7.  Shareholder Quorum                                               2
Section 8.  Proxies                                                          2
Section 9.  Voting of Shares                                                 3
Section 10. Voting of Shares by Certain Holders                              3
Section 11. Action Taken by Shareholders Without a Meeting                   3
Section 12. Shareholders' Agreements                                         3

ARTICLE III. BOARD OF DIRECTORS                                              3
Section 1.  Number, Qualification, Election and Tenure                       3
Section 2.  Regular Meetings                                                 3
Section 3.  Special Meetings                                                 4
Section 4.  Special Meetings                                                 4
Section 5.  Notice and Waiver                                                4
Section 6.  Quorum and Voting                                                4
Section 7.  Action Without a Meeting                                         4
Section 8.  Presumption of Assent                                            4
Section 9.  Vacancies                                                        4
Section 10. Compensation                                                     5
Section 11. Conflict of Interest                                             5
Section 12. Resignations                                                     5
Section 13. Removal                                                          5

ARTICLE IV. OFFICERS                                                         5
Section 1.  Officers                                                         5
Section 2.  Election and Term of Office                                      5
Section 3.  Duties                                                           5
Section 4.  Vacancies                                                        6
Section 5.  Removal                                                          6
Section 6.  Compensation                                                     6
Section 7.  Repayment by Officers for
            Compensation Held Unreasonable                                   7
Section 8.  Delegation of Duties                                             7

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ARTICLE V. EXECUTIVE AND OTHER COMMITTEES                                    7
Section 1. Creation of Committees                                            7
Section 2. Authority                                                         7
Section 3. Qualification and Tenure                                          7
Section 4. Meetings                                                          7
Section 5. Quorum and Manner of Acting                                       7
Section 6. Action Without a Meeting
Section 7. Procedure                                                         8

ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS                            8
Section 1. Contracts                                                         8
Section 2. Loans                                                             8
Section 3. Checks, Drafts, Etc                                               8
Section 4. Deposits                                                          8

ARTICLE Vll. STOCK                                                           8
Section 1. Certificates                                                      8
Section 2. Issuance of Shares for
           Future Services or Promissory Notes                               9
Section 3. Transfer of Shares                                                9

ARTICLE VIII. FISCAL YEAR                                                    9

ARTICLE IX. BOOKS AND RECORDS                                                9
Section 1. Books and Records                                                 9
Section 2. Inspection by Shareholders                                        9
Section 3. Financial Reports                                                10

ARTICLE X. DIVIDENDS                                                        10

ARTICLE XI. CORPORATE SEAL                                                  10

ARTICLE XII. EMERGENCY BYLAWS                                               10

ARTICLE XIII. AMENDMENTS TO BYLAWS                                          10

ARTICLE XIV. INDEMNIFICATION                                                11

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                                     BYLAWS

                                       OF

                             MANSUR INDUSTRIES INC.

                              ARTICLE I - OFFICES

The principal office of the Corporation shall be in the State of Florida. The Corporation may have such other offices, within or outside of the State of Florida, as the Board of Directors may designate as the business of the Corporation may require from time to time.

The Corporation shall designate and maintain a registered office within the State of Florida. Such office need not be identical with the principal office of the Corporation and the address of the registered office may be changed from time to time by the Board of Directors.

                           ARTICLE II - SHAREHOLDERS

Section 1. Annual Meetings.

The annual meeting of the Shareholders shall be held at the principal office of the Corporation during the month of December beginning with the year 1993 or at such other time and place as may be designated by the Board of Directors. If the day fixed for the annual meeting shall fall on a Sunday or legal holiday the meeting shall be held on the next succeeding business day. The purpose of the annual meeting shall be to elect the Directors of the Corporation and transact such other businesses as may come before the meeting. Failure to hold a timely meeting shall in no way affect the terms of Officers or Directors of the Corporation or the validity of actions of the Corporation.

Section 2. Special Meetings.

Special meetings of the Shareholders, unless otherwise prescribed by statute may be called by the President or the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all outstanding Shares of the Corporation entitled to vote at the meeting. The purpose of such special meeting shall be stated in the notice of the meeting and only business within the purpose or purposes described in the special meeting notice may be conducted at a special Shareholders' meeting unless all Shareholders' are in attendance and agree to consider additional business.

Section 3. Notice of Meeting.

Oral or written notice stating the place, day and hour of the Shareholder's meeting and, in the case of a special meeting, the purpose of the meeting shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than sixty days before the date of the meeting. Such notice may be delivered in person, by telephone, telegram, teletype, fax or other form of electronic communication, or by mail at the discretion of the person calling the meeting. If mailed, such notice shall be effective when mailed, postpaid, to the Shareholder's address of record.

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Section 4. Notice of Adjourned Meeting.

If a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting.

Section 5. Waiver of Notice.

A written waiver of notice signed by a Shareholder before or after a meeting shall be the equivalent of giving the Shareholder notice of the meeting and shall be filed with the Corporate records. Attendance of a Shareholder at a meeting shall constitute a waiver of notice of the meeting except when the Shareholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any Shareholder attending a meeting also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

Section 6. Voting Record.

The Officer or Agent having charge of stock transfer records of the Corporation shall make a list of all Shareholders entitled to vote at such meeting or any adjournment thereof. The record date may not be more than 70 days before the meeting or action requiring a determination of Shareholders and shall not be later than the day prior to delivery of the first notice to any Shareholder. Such record date shall be effective for any adjournment of the meeting unless the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. The list of Shareholders eligible to vote shall include the address and number of Shares held for each Shareholder, and shall be kept on file either at the registered or principal office of the Corporation or at the office of the transfer agent of the Corporation and shall be open for inspection during usual business hours by any Shareholder, Shareholder's agent, or attorney, at the Shareholder's expense, at least ten days prior to the meeting. The list shall also be available at the Shareholder's meeting and open for inspection by any Shareholder, Shareholder's agent or attorney at any time during the meeting. If the requirements of this section have not been substantially complied with, then, upon demand by any Shareholder, personally or by proxy, the meeting shall be adjourned until the requirements of this section are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 7. Shareholder Quorum.

A majority of the outstanding Shares of the Corporation, represented in person or by proxy, entitled to vote shall constitute a quorum at the meeting of Shareholders. If less than a quorum is present at the meeting, a majority of the Shares represented at the meeting may adjourn the meeting without further notice. The Shareholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough Shareholders during the meeting to leave less than quorum.

Section 8. Proxies.

Every Shareholder entitled to vote at a Shareholder's meeting may vote in person or by proxy executed in writing by the Shareholder or the Shareholder's attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or during the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. Every proxy is revocable by the Shareholder unless the appointment form specifically states that is irrevocable and the appointment is coupled with an interest.

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Section 9. Voting of Shares.

Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders. Unless otherwise provided in the Articles of Incorporation or these Bylaws, at any duly convened Shareholders' meeting an affirmative vote of a majority of Shares in attendance shall be the act of Shareholders. If a quorum exists, action is taken affirmatively on a matter if the votes favoring the action exceed the votes cast opposing the action. Abstentions constitute neutral votes.

Section 10. Voting of Shares by Certain Holders.

Shares held in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such other corporation may determine.

Section 11. Action Taken by Shareholders Without a Meeting.

Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting, without prior notice, and without a vote if consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of receipt by the Corporation of the earliest dated consent, all required consents are received. Any written consent may be revoked prior to the date the Corporation receives the required number of consents to authorize the proposed action. Whenever action is taken pursuant to this Section, all written consent of Shareholders shall be held with the Corporate minutes.

Section 12. Shareholder's Agreements.

The Shareholders may enter into a Shareholder's Agreement, and the provision of such agreement will supersede these Bylaws providing all Shareholders are parties to the agreement.

                       ARTICLE III - BOARD OF DIRECTORS

Section 1. Powers.

Subject to limitation by the Articles of Incorporation these Bylaws and Florida statutes, all business of the Corporation shall be directed and managed by the Board of Directors.

Section 2. Number, Qualification, Election. and Tenure.

The initial Directors of the Corporation shall be Pierre G. Mansur and Paul I. Mansur. Pierre G. Mansur shall serve as the initial Chairman of the Board. Pierre G. Mansur may appoint additional directors who shall serve until the first annual meeting of the Shareholders in 1996. Commencing in 1996, Directors shall be elected by the Shareholders at the annual Shareholder's meeting and shall hold office until the next annual Shareholder's meeting and until their successors have been elected and qualified. The number of Directors may be increased or decreased from time to time by a majority of vote of the Shareholders without need to amend these Bylaws but shall never be less than one. The Directors must be natural persons but need not be Shareholders nor residents of the State of Florida. The majority of Directors in office shall select a Chairman immediately subsequent to their election.

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Section 3. Regular Meetings.

Regular annual meetings of the Board of Directors shall be held without other notice than by this bylaw immediately after, and at the same place as, the annual Shareholder's meeting. Additional regular meetings may be provided by resolutions of the Board of Directors and held without notice other than such resolution. Meetings may be held by telephone conference.

Section 4. Special Meetings.

Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President, or any Director. Meetings may be held by telephone conference.

Section 5. Notice and Waiver.

Oral or written notice of any special meeting shall be given at least two days prior to the meeting. Such notice may be delivered in person, mailed, or given by telephone, telegram, teletype, fax or other electronic method. If mailed, such notice shall be deemed to be delivered when mailed, postage paid, to the Director at the Director's current address in the Corporation's records. Any Director may waive notice of any meeting. Attendance by a Director at a meeting shall constitute a waiver of notice except where a Director attends a meeting for the express purpose of objecting to any business because the meeting was not lawfully called or convened. Neither the business to be transacted at the meeting nor the purpose need to be stated in the notice or waiver of any meeting.

Section 6. Quorum and Voting.

A majority of Directors shall constitute a quorum for the transaction of business and a vote of the majority of Directors present at a duly convened meeting shall be the act of the Board of Directors. If less than a quorum is present then a majority of the Directors present may adjourn the meeting without notice until a quorum is present.

Section 7. Action without a Meeting.

Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of the Directors. Such action is not effective until the last required consent is received by the Corporation.

Section 8. Presumption of Assent.

A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting. An abstention is a neutral vote.

Section 9. Vacancies.

Any vacancy occurring in the Board of Directors may be filled by an affirmative vote of majority of the remaining Directors though less than a quorum of the Board of Directors, or by a majority vote of the Shareholders. A Director elected to fill a vacancy shall be elected for the unexpired term of the Director's predecessor. Any Directorship to be filled due to an increase in the number of Directors shall be filled by a vote of the majority of the Board, the term of office continuing only until the next election of Directors by the Shareholders.

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Section 10. Compensation.

By resolution of the Board of Directors each Director may be paid the expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated salary as Director or a fixed sum for attendance at each meeting or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Directors may set their own compensation for service as Officers as well as for service as Directors.

Section 11. Conflict of Interest.

Any contract or other transaction between the Corporation and any corporation or firm in which any of its Directors holds a financial interest shall be valid for all purposes notwithstanding the presence of such Director at the meeting authorizing such contract or transaction, or his participation in such meeting. The foregoing shall, however, apply only (a) if the interest of such Director is disclosed to the Board of Directors at said meeting; (b) the Board, having been apprised of the interest, affirmed the subject transaction with no vote cast by the interested Director; or (c) the contract or transaction is deemed to be fair and reasonable to the Corporation at the time it is authorized. The interested Director may be counted for the purpose of determining whether a quorum is present.

Section 12. Resignations.

Directors may resign at any time by delivering written notice to the Corporation or to the Board of Directors.

Section 13. Removal.

At any duly convened meeting of Shareholders called expressly for that purpose, any Director may be removed from office, with or without cause.

                             ARTICLE IV - OFFICERS

Section 1. Officers.

The Officers of the Corporation shall be elected or appointed by the Board of Directors and may include a Chief Executive Officer, President, Secretary, Treasurer, one or more Vice Presidents, Controller and/or such other Officers as may be deemed necessary or desirable. Any two or more offices may be held by the same person. The Directors may eliminate or add Officers at any time by resolution.

Section 2. Election and Term of Office.

All Officers to be elected or appointed by the Board of Directors shall be elected or appointed at the regular annual meeting of the Board. Each Officer shall hold office until that Officer's death, resignation or removal or until his or her successor shall have been duly elected or appointed in accordance with these Bylaws.

Section 3. Duties.

         A. President: The President shall have the responsibility for the general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The President shall preside at all meetings of the Shareholders and of Board of Directors unless the Board elects a Chairman of the Board or Chief Executive Officer. The President shall have all powers generally associated with the Presidency of the Corporation as well as any powers authorized by resolution of the Board.

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         B. Vice President: The Vice Presidents, in the order designated by the
Board of Directors if there is more than one, shall in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform other duties as the Board of Directors may prescribe.

         C. Secretary: The Secretary shall attend all meetings of the Shareholders and of the Board of Directors and shall record all votes and the minutes of all such proceedings in a book to be kept for that purpose and shall perform like duties for committees of the Corporation when required. The Secretary shall give, or cause to be given, all required notices for such meetings and shall perform other duties as may be prescribed by the President or the Board of Directors. When required or requested, the Secretary shall execute with the President all contracts, conveyances or other instruments of the Corporation and shall, when requested, provide certifications of recorded minutes. The Secretary shall keep safe custody of the Corporate Seal and, when requested, shall affix same to any instrument requiring it. The Secretary shall keep a current register of the mailing addresses of each Shareholder, such addresses to be furnished to the Secretary by the Shareholders and the responsibility for keeping said addresses current shall be upon the Shareholders. The Secretary shall have general charge of the stock transfer books of the Corporation and shall issue or transfer stock at the direction of the Board of Directors.

         D. Treasurer: The Treasurer shall have custody of and keep of all money, funds and property of the Corporation, unless otherwise determined by the Board of Directors, and shall render such accounts and present such statements to the Directors and President when requested. The Treasurer shall deposit funds of the Corporation which may come into his or her hands into such bank or banks as designed by the Board of Directors and shall keep all bank accounts in the name of the Corporation and shall exhibit the Corporation's books and accounts at all reasonable times to any Director of the Corporation upon reasonable notice and during regular business hours. If required by the Board, the Treasurer shall give a bond to the Corporation with such surety in such amount as are acceptable to the Board.

         E. Assistant Officers: The Assistant Secretaries and Assistant Treasurers, if any, in the order designated by the Board, shall perform the respective duties of the Secretary and Treasurer.

         F. Other Officers: Should the Board designate Officers other than those listed above, they shall, by resolution, set forth the specific duties of each Officer designated.

Section 4. Vacancies.

Any vacancies shall be filled at any time by an election or appointment by the Board of Directors for the unexpired term of such offices.

Section 5. Removal.

Any Officer or Agent of the Corporation may be removed at any time with or without cause by the Board of Directors.

Section 6. Compensation.

All compensation of Officers shall be fixed from time to time by the Board of Directors; no Officer shall be prevented from receiving such compensation by reason of the fact that he is also a Director of the Corporation.

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Section 7. Repayment by Officers for Compensation Held Unreasonable.

Any payments made to an Officer of the Corporation, including but not limited to, salary, commissions, bonuses, interest, rent or entertainment or other expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service shall be reimbursed by such Officer to the Corporation to the full extent of such disallowance. It shall be the duty of the Board to enforce payment of all amounts so disallowed. In lieu of payment by the Officer, subject to the determination of the Directors, proportionate amounts may be withheld from any Officer's future compensation payments until the amount owed to the Corporation has been recovered.

Section 8. Delegation of Duties.

Should an Officer be absent or disabled or for any other reason be unable to perform his duties, the Board of Directors may delegate his powers or duties to any other Officer.

                   ARTICLE V - EXECUTIVE AND OTHER COMMITTEES


Section 1. Creation of Committees.

The Board of Directors may, by resolution, designate an Executive Committee or other committees consisting of two or more members of the Board. The designation of such committees, however, shall not relieve the Board of Directors or any member thereof of any responsibility imposed by law and any such committees' powers are limited by Florida Statutes.

Section 2. Authority.

The Executive Committee shall consult with and advise the Officers of the Corporation in the management of its business and shall have, and may exercise, to the extent provided in the resolution of the Board of Directors creating such committee, such powers as may be lawfully delegated by the Board. Other committees shall have the functions and may exercise such power of the Board as can be lawfully delegated and as provided in the resolutions of the Board creating such committees.

Section 3. Qualifications and Tenure.

All members of the Executive Committee and other committees appointed by the Board shall be members of the Board and shall hold office until the next regular annual meeting of the Board, their resignation, death or removal by a majority vote of the Board.

Section 4. Meetings.

Regular meetings of the Executive Committee may be held without notice at such times and places as the committee may affix from time to time by resolution. Special meetings of the Executive Committee or other committees, may be called by any member thereof upon not less than one day's notice to the other members of the committees, which notice may be oral or by mail. If given by mail, such notice shall be deemed to be delivered when deposited, postage paid, in the United States mail addressed to the committee member at this business address. Any member of any committee may waive notice of any meeting and attendance at a meeting shall constitute waiver of notice of the meeting.

Section 5. Quorum and Manner of Acting.

At all committee meetings, a majority of committee members then in office shall constitute a quorum for the transaction of business. The acts of a majority of committee members at any duly convened meeting of that committee shall be the act of that committee.

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Section 6. Action without a Meeting.

Any action required or permitted to be taken by a committee may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all the members of the Committee. Such action shall not become effective until the last required consent has been received by the Corporation.

Section 7. Procedure.

Each Committee shall elect its own presiding Officer from its members and may fix its own rules of procedure as long as such rules are not inconsistent with these Bylaws. The Committees shall keep regular minutes of their proceedings and report same to the Board of Directors when requested.

               ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts.

The Board of Directors may authorize any Officer or Agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans.

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc.

All checks, drafts or other order for the payment of money, notes or other evidences of indebtedness of the Corporation shall be signed by such Officers or Agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits.

All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in such depositories as the Board of Directors may select.

                              ARTICLE VII - STOCK

Section 1. Certificates.

The Directors may, but do not need to, provide for Certificates to represent shares of the Corporation. If required, such certificates shall be in such form as shall be determined by the Board of Directors, signed by an authorized Officer of the Corporation and may, but need not be, sealed with a corporate seal or facsimile thereof. The signature of an authorized Officer upon a certificate may be a facsimile if the certificate is manually signed on behalf of transfer agent or a registrar. Each certificate shall be consecutively numbered and contain the following information: (a) the name of the Corporation,
(b) that the Corporation is organized under the laws of the State of Florida,
(c) the name of the person or persons to whom issued, (d) the number and class of shares and the designation of series, if any, which the certificate represents, (e) the par value of each share. If there are any restrictions on transfer of the stock, the certificate shall so state.

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Section 2. Issuance of Shares for Future Services or Promissory Notes.

Shares may be issued in exchange for a promissory note and such note may be unsecured if deemed sufficient by the Directors. Shares may be issued in exchange for a written contract for future services. Any shares issued in this manner must be disclosed to all existing Shareholders. In either event the Directors may determine whether to immediately issue such Shares or to place them in escrow until the promissory note is paid in full or the contract for services has been fully performed. In the event the promissory note is not paid or a contract for services not performed, the shares issued therefore shall be deemed recalled and cancelled.

Section 3. Transfer of Shares.

All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe. Transfer of Shares shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney authorized by power of attorney duly executed and filed with the Secretary of the Corporation. The person in whose name the shares stand on the books of the Corporation shall be deemed to be the owner thereof for all purposes. There shall be no treasury stock and all previously issued stock transferred to the Corporation shall revert to authorized unissued stock.

                           ARTICLE VIII - FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of January in each year. The fiscal year may be changed by a resolution of the Board of Directors without amending these Bylaws.

                         ARTICLE IX - BOOKS AND RECORDS

Section 1. Books and Records.

The Corporation shall keep complete and accurate books, records of account and minutes of the proceedings of Shareholders, the Board of Directors and Committees of Directors. The Corporation shall keep at its registered office, principal place of business or office of its attorneys, a record of all Shareholders, indicating the name, address and number of shares held by each registered Shareholder.

Section 2. Inspection by Shareholders.

Upon five business days written notice, any Shareholder may, in person or by agent or attorney, inspect and copy at the Shareholder's expense at the Corporation's principal office during regular business hours (a) The Articles of Incorporation and amendments, (b) the Bylaws and amendments, (c) resolutions adopted by the Board of Directors creating a series of classes of stock and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding, (d) minutes of all Shareholders' meetings and actions taken by them without a meeting for the past three years,
(e) written communications to all Shareholders of a class or series within the past three years, including financial statements for the past three years, (f) a list of the names and business street addresses of current Directors and Officers, and (g) the Corporations most recent Corporate Annual Report filed with the Secretary of State.

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Upon five business days written notice, any Shareholder may, in person or by agent or attorney, inspect and copy at the Shareholder's expense at the Corporation's principal office during regular business hours, any other books and records of the Corporation if (a) the demand is made in good faith and for a proper purpose, (b) the Shareholder describes with particularity his or her purpose and the records to be inspected, and (c) the records demanded are directly connected with the Shareholder's purpose.

                         SECTION 3. FINANCIAL REPORTS.

Not later than four months after the close of each fiscal year, the Corporation shall furnish to all Shareholders financial statements for the prior fiscal year that include a balance sheet, an income statement, and a cash flow statement.

                              ARTICLE X - DIVIDENDS

The Board of Directors may from time to time declare dividends on its Shares in cash, property or its own Shares except when the Corporation is insolvent, or when the payment thereof would render the Corporation insolvent.

                          ARTICLE XI - CORPORATE SEAL

The Board of Directors may, but does not need to, require a corporate seal. If required, such seal shall be in circular form, embossing in nature, and inscribed with the name of the Corporation, the year of incorporation and the words "Corporate Seal".

                         ARTICLE XII - EMERGENCY BYLAWS

In accordance with Section 22 of the Florida Business Corporation Act, in the event that a quorum of the Corporation's Directors cannot be readily assembled because of some catastrophic event, the directors may adopt emergency Bylaws. Such Bylaws may be adopted prior or during such emergency, shall be effective only during such emergency and are subject to amendment or repeal by the Shareholders. Such Bylaws may provide for procedures for calling a meeting of the Directors, establish quorum requirements for such a meeting, and provide for the designation of additional or substitute directors. All provisions of the regular Bylaws of the Corporation that are not inconsistent with the emergency Bylaws remain in effect. Any Corporate action taken in good faith in accordance with emergency Bylaws binds the Corporation and may not be used to impose liability on a corporate director, officer, employee or agent.

                      ARTICLE XIII - AMENDMENTS TO BYLAWS

These Bylaws may be revised, amended or replaced and new Bylaws adopted by the Board of Directors provided that any such revisions, amendments or new Bylaws may be repealed by the Shareholders at a special meeting called for that purpose.

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                          ARTICLE XIV - INDEMNIFICATION

The Corporation shall indemnify its present and former Officers and Directors to the fullest extent permitted by law. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed claim, demand, action, suit, or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Such indemnification shall be against expenses including, without limitation, attorneys' fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such claim, demand, action, suit, or proceeding, including any appeal of such action, suit or proceeding, if he or she acted in good faith or in a manner he or she reasonably believed to be in the best interests of the Corporation, and with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. However, with respect to any action by or in the right of the Corporation to procure a judgement in its favor, no indemnification shall be made with respect to any claim, issue, or matter as to which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the Corporation unless, and only to the extent that, the court in which such action or suit was brought determines, on application, that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity in view of all the circumstances of the case. Any indemnification under this article shall be made only on a determination by a majority of disinterested directors or upon the approval of a majority of shareholders; that indemnification is proper in the particular circumstances because the party to be indemnified has met the applicable standard of conduct. Determination of any claim, demand, action, suit, or proceeding by judgement, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the party did not meet the applicable standard of conduct. Indemnification may be paid by the Corporation in advance of the final disposition of any claim, demand, action, suit, or proceeding, on a preliminary determination that the director or officer met the applicable standard of conduct and on receipt of an undertaking by or on behalf of the director or officer to repay such amount, unless it is ultimately determined that he or she is entitled to be indemnified by the Corporation as authorized in this article.

The Corporation shall have power to purchase and maintain insurance on behalf of any person who was or is a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have authority to indemnify him or her against such liability under the provisions of these articles, or under the law.

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